Exhibit 10.1

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”), is entered into as of the      day of      ,      by and between American Bank Note Holographics, Inc., a Delaware corporation (the “Company”) and      who is currently serving as an officer and/or director of the Company (the “Indemnitee”).

RECITALS

          WHEREAS the Indemnitee is currently serving in the capacity or capacities described above;

          WHEREAS, the Company has determined that it is in the best interest of the Company to enter into indemnification agreements with its current officer and/or directors of the Company;

          WHEREAS, the Company wishes the Indemnitee to continue to serve in such capacity or capacities and the Indemnitee is willing, under the current circumstances, to continue in such capacity or capacities;

          WHEREAS, the Indemnitee is currently entitled to indemnification under the General Corporation Law of the State of Delaware, the Amended and Restated By-laws and the Amended and Restated Certificate of Incorporation of the Company, which the Indemnitee does not regard to be adequate protection against the risks associated with his service to or at the request of the Company;

          WHEREAS, the Company has concluded that additional protection is appropriate for its directors and officers; and

          WHEREAS, in view of the considerations set forth above, the Company desires that Indemnitee be indemnified by the Company as set forth herein.

          NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:

1.     (a)     Indemnification of Expenses. The Company shall indemnify Indemnitee to the fullest extent permitted by Delaware law if Indemnitee is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit (derivative or otherwise), proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee, in good faith believes might lead to the institution of any such action, suit (derivative or otherwise), proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter a “Claim”) by reason of (or arising in part out of) any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, consultant, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, consultant, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity (hereinafter an “Indemnifiable Event”) against any and all expenses (including attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit (derivative or otherwise), proceeding, alternative dispute resolution mechanism hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of such Claim and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (collectively, hereinafter “Expenses”), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses.

     (b)     Reviewing Party. Notwithstanding the foregoing, (i) the obligations of the Company under Section 1(a) shall be subject to the condition that the Reviewing Party (as described in Section 10(c) hereof) shall not have determined that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an advance payment of Expenses to Indemnitee pursuant to Section 2(a) (an “Expense Advance”) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to execute an undertaking to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitees’ obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon. Indemnitee shall have the right, within 60 days of a determination by the Reviewing Party that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, or within 30 days or Indemnitee’s request for payment if there has been no determination by the Reviewing Party, to commence litigation in any court of competent jurisdiction, or seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, which award shall be deemed final, unappealable and binding, to determine whether Indemnitee should be indemnified under applicable law, or to challenge any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor. Any such court or arbitrator, as the case may be, shall thereupon have the exclusive authority to make such determination unless and until such court or arbitrator dismisses or otherwise terminates such action without having made a determination. The Company hereby consents to service of process and to appear in any such proceeding. In any such action before the court or arbitrator, Indemnitee shall be presumed to be entitled to indemnification and the Company shall have the burden of proving that indemnification is not required under this Agreement. All fees and expenses of any arbitrator pursuant to this provision and all reasonable fees and expenses of counsel retained by Indemnitee in connection with any court or arbitration finding an obligation greater than that assumed by the Company prior to commencement of such court action or arbitration shall be paid by the Company. Any determination by the Reviewing party otherwise shall be conclusive and binding on the Company and Indemnitee.

     (c)     Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 9 hereof, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit (derivative or otherwise), proceeding, inquiry or investigation referred to in Section (l)(a) hereof or in the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

2.	Expenses; Indemnification Procedure.

     (a)     Advancement of Expenses. The Company shall advance all Expenses incurred by Indemnitee. The advances to be made hereunder shall be paid by the Company to Indemnitee as soon as practicable but in any event no later than five days after written demand by Indemnitee therefor to the Company which shall be accompanied by an undertaking to repay such Expenses, as required by the General Corporation Law of the State of Delaware (“DGCL”), in the event that it is determined by the Reviewing Party (subject to the Indemnitee’s right to litigate or compel arbitration with respect to such determination described in Section 1(b) hereof) that pursuant to the DGCL, the Indemnitee is not entitled to be indemnified by the Company.

     (b)     Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power. Failure on the part of the Indemnitee to give such notice shall not constitute a waiver of the Indemnitee’s rights under this Agreement nor shall it constitute a breach of this Agreement, provided that such failure to notify the Company as provided for in this Section 2(b) does not unduly burden or prejudice the rights of the Company under this Agreement.

     (c)     No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

     (d)     Notice to Insurers. At the time of the receipt by the Company of a notice of a Claim pursuant to Section 2(b) hereof, the Company shall give prompt notice of the commencement of such Claim to its insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit (derivative or otherwise), proceeding, inquiry or investigation in accordance with the terms of such policies.

     (e)     Selection of Counsel. In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, the Company shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Claim; provided that, (i) Indemnitee shall have the right to employ Indemnitee’s counsel in any such claim at Indemnitee expense and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (c) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee counsel shall be at the expense of the Company. The Company shall have the right to conduct such defense as it sees fit in its sole discretion, including the right to settle any Claim against Indemnitee without the consent of the Indemnitee provided (i) the Company holds the Indemnitee harmless in connection with any such settlement, (ii) the Indemnitee receives a full release from liability under the Claim settled and (iii) there are no non-monetary penalties or obligations of the Indemnitee required by such settlement agreement.

3.	Additional Indemnification Rights: Nonexclusivity.

     (a)     Scope. The Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated Bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, employee, consultant, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, employee, consultant, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 8(a) hereof.

     (b)       Amendment to Indemnification Rights. The Company shall not adopt any amendment to its Amended and Restated Certificate of Incorporation (the “Certificate”) or Amended and Restated By-Laws (the “By-Laws”) the effect of which would be to deny, diminish or encumber Indemnitee’s rights to indemnity pursuant to the Certificate, By-Laws, the DGCL or any other applicable law as applied to any act or failure to act occurring in whole or in part prior to the date (the “Effective Date”) upon which the amendment was approved by the Company’s Board of Directors or stockholders, as the case may be. In the event that the Company shall adopt any amendment to its Certificate or By-Laws the effect of which is to change Indemnitee’s rights to indemnity under such instruments, such amendment shall apply only to acts or failures to act occurring entirely after the Effective Date thereof. The Company shall give written notice to Indemnitee of any proposal which respect to any such amendment no later than the date such amendment is first presented to the Board of Directors (or any committee thereof) for consideration, and shall provide a copy of any such amendment to Indemnitee promptly after its adoption.

     (c)       Nonexclusivity. The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company’s Certificate, its Bylaws, any agreement, any vote of stockholders or disinterested directors, the DGCL, or otherwise. The indemnification provided under this Agreement shall continue as to Indemnitee for any action Indemnitee took or did not take while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity.

4.      No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Certificate of Incorporation, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.

5.       Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses to which Indemnitee are entitled.

6.       Mutual Acknowledgement. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, consultants, agents or fiduciaries under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

7.       Liability Insurance.

     (a)       Except as provided in (b) below, the Company hereby agrees to use its best efforts to maintain directors and officers liability insurance in the amount provided for in its current policy for Indemnitee so long as Indemnitee shall continue to serve as a director, officer or key employee of the Company, and thereafter, so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit (derivative or otherwise) or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee was a director, officer or key employee of the Company.

     (b)       The Company shall have no obligation hereunder to obtain or maintain directors and officers liability insurance if, in the reasonable business judgment of the Board of Directors of the Company, such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, or the coverage provided by such insurance is limited, by exclusions or otherwise, so as to provide insufficient benefit.

     (c)       To the extent that the Company maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide

Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, officers, key employees, agents or fiduciaries.

     (d)     The Company shall give prompt written notice to Indemnitee of any amendment or other change or modification, or any proposed amendment change or modification, to any policy of directors and officers liability insurance maintained by the Company and covering indemnitee.

8.     Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

     (a)     Excluded Action or Omissions. To indemnify indemnitee for Indemnitee’s acts, omissions or transactions from which the Indemnitee may not be relieved of liability under applicable law;

     (b)     Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company’s Certificate or Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim, or (iii) as otherwise required under Section 145 of the DGCL, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be;

     (c)     Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous; or

     (d)     Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

9.     Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

10.	Construction of Certain Phrases.

     (a)     For purposes of this Agreement, references to the “Company” shall include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, consultants, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, consultant, agent or fiduciary of such constituent corporation, or is or was servicing at the request of such constituent corporation as a director, officer, employee, consultant, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

     (b)     For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, consultant, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, consultant, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

     (c)     For purposes of this Agreement a “Reviewing Party” shall mean a person or group of persons, mutually agreed upon by the Board and the Indemnitee, consisting of a majority of the independent directors of the Company’s Board of Directors, provided that in the event that the Board and the Indemnitee cannot mutually agree upon a person or group of persons, the Reviewing Party shall be legal counsel reasonably acceptable to the Board (provided that such counsel has not otherwise performed services for the Company or Indemnitee within the last three (3) years (other than with respect to matters concerning the rights of Indemnitee under this Agreement)), which shall provide a written report of its findings to the Board and the Indemnitee. “Independent directors,” for the purposes of this Section 10(c), shall mean those members of the Board of Directors who are not a party to the particular Claim for which indemnitee is seeking indemnification.

11.     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

12.     Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchases merger, consolidation or otherwise) to all, substantially all, or substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect with respect to Claims relating to Indemnifiable Events regardless of whether Indemnitee continues to serve as director, officer, employee, consultant, agent or fiduciary of the Company or of any other enterprise at the Company’s request.

13.     Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, unless as a part of such action, a court having jurisdiction over such action determines that each of Indemnitee material defenses to such action was made in bad faith or was frivolous.

14.     Notice. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one day after the business day of delivery by facsimile transmission, if delivered by facsimile transmission, and shall be addressed if to Indemnitee, at the Indemnitee address as set forth beneath Indemnitee signatures to this Agreement and if to the Company at the address of its principal corporate offices (Attention: Chief Executive Officer).

15.     Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the court of chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim.

16.     Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including. without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

17.     Choice of Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents, entered into and to be performed entirely within the State of Delaware, without regard to the conflict of laws principles thereof.

18.     Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee who shall execute all documents required and shall required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

19.     Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

20.     Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

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     IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

Name: Title: Address:

AGREED TO AND ACCEPTED BY:

Name:
Address:

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